Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

February 14, 2023

Nava Health MD, Inc.

9755 Patuxent Woods Drive, Suite 100

Columbia, Maryland 21046

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nava Health MD, LLC, a Delaware limited liability company and predecessor by conversion (the “Conversion”) to Nava Health MD, Inc., a Maryland corporation (individually and collectively, the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), initially confidentially submitted by the Company with the Securities and Exchange Commission (the “Commission”) on September 13, 2022, publicly filed with the Commission on October 27, 2022, and amended on December 5, 2022, January 30, 2023, February 3, 2023 and February 13, 2023, as thereafter amended or supplemented (the “Registration Statement”), relating to (i) the underwritten public offering of up to 1,552,500 shares of the Company’s common stock, par value $0.01 per share (the “Company Shares”), including up to 202,500 Company Shares that may be sold by the Company upon the exercise of an option to purchase additional Company Shares to be granted to the underwriters and (ii) 1,381,938 shares of the Company’s common stock (the “Secondary Shares” and, together with the Company Shares, the “Shares”), to be sold by the selling stockholders identified in the Registration Statement.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

2.       The Articles of Incorporation of the Company, substantially in the form filed as Exhibit 3.1 to the Registration Statement;

3.       The Bylaws of the Company, substantially in the form filed as Exhibit 3.2 to the Registration Statement;

4.       Resolutions, adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the issuance of the Shares (the “Resolutions”);

Nava Health MD, Inc.

February 14, 2023

5.       The form of underwriting agreement to be entered into by and between the Company and WestPark Capital, Inc., substantially in the form filed as Exhibit 1.1 to the Registration Statement;

6.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no termination, waiver or amendment of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.        The Company Shares have been duly authorized and, when issued and delivered in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and non-assessable.

Nava Health MD, Inc.

February 14, 2023

2.        The Secondary Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are (i) “experts” within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP

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